APPENDIX TO
                              THE CUSTODY AGREEMENT
                                     BETWEEN
                          FIRST INVESTORS EQUITY FUNDS
                                       And
                          BROWN BROTHERS HARRIMAN & CO.
                              Dated as of 6/7/2006

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 6/19/1986 "the Agreement":

     FIRST INVESTORS GLOBAL FUND (A SERIES OF FIRST INVESTORS EQUITY FUNDS)

        FIRST INVESTORS INTERNATIONAL FUND (A SERIES OF FIRST INVESTORS
                                 EQUITY FUNDS)

IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.


FIRST INVESTORS EQUITY FUNDS
BY:     /s/ Kathryn S. Head
        --------------------
NAME:   Kathryn S. Head
TITLE:  President


BROWN BROTHERS HARRIMAN & CO.
BY:     /s/ James R. Kent
        -----------------
NAME:   James R. Kent
TITLE:  Managing Director